UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 28, 2016

Qualys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35662	77-0534145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Bridge Parkway

Redwood City, California 94065

(Address of principal executive offices, including zip code)

(650) 801-6100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 2, 2016, Qualys, Inc. (“Qualys” or the “Company”) issued a press release announcing its financial results for the quarter ended March 31, 2016. In the press release, Qualys also announced that it would be holding a conference call on May 2, 2016 to discuss its financial results for the quarter ended March 31, 2016. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This information is intended to be furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(c) Appointment of Certain Officers

On May 2, 2016, Qualys announced the appointment of Melissa B. Fisher to serve as the Chief Financial Officer of Qualys, effective as of April 28, 2016, and issued a press release announcing the appointment of Ms. Fisher. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Ms. Fisher, age 43, joins Qualys from Zynga Inc., a social gaming company, where she served as the Vice President of FP&A, Investor Relations and Treasury from April 2015 prior to her joining Qualys. Ms. Fisher previously served as the Vice President of Corporate Development, Investor Relations and Treasury of Digital River, Inc., a global provider of enterprise e-commerce SaaS solutions, from July 2013 to March 2015. From September 2009 to March 2012, Ms. Fisher served as a Managing Director at Foros. Ms. Fisher was a Managing Director at Banc of America Securities where she worked from 2002-2009 and was previously employed by Goldman, Sachs & Co. Ms. Fisher currently serves as a director of Image Sensing Systems, Inc., and previously served as a director of Digital Generation, Inc. Ms. Fisher holds an M.B.A. from the Harvard Graduate School of Business Administration and an A.B. in Government from Harvard University.

In connection with Ms. Fisher’s appointment as Chief Financial Officer, Ms. Fisher entered into an offer letter dated April 15, 2016 (the “Offer Letter”). The Offer Letter provides for (i) an annual base salary of $325,000; (ii) eligibility to participate in the Company’s corporate bonus plan, with an initial performance-based target of up to 50% of base salary; (iii) an option to purchase 67,911 shares of the Company’s Common Stock (the “Option”) and an award of Restricted Stock Units (“RSUs”) having a value of approximately $800,000 (which is 31,707 RSUs), based on the average of the closing trading prices of Qualys Common Stock for the 30 days ending one week before the date of grant; in each case subject to the terms of Qualys’ 2012 Equity Incentive Plan (the “2012 Plan”) and related option agreement (the “Option Agreement”) or restricted stock unit agreement (the “RSU Agreement”), as applicable; and (iv) eligibility to participate in the Company’s standard benefit plans and arrangements. The Option will vest over an approximately 4-year period, with twenty five percent (25%) of the shares subject to the Option vesting on April 28, 2017, and the balance of the shares subject to the Option vesting monthly thereafter, subject to continued service through each vesting date. The RSUs will vest over an approximately 4-year period, with twenty five percent (25%) of the RSUs vesting on May 1, 2017, and the balance of the RSUs vesting quarterly thereafter, subject to continued service through each vesting date. The Offer Letter provides that if, within 12 months following a “change in control” (as defined in the 2012 Plan) Ms. Fisher’s employment is terminated by Qualys other than for “cause” (as defined in the Option Agreement and the RSU Agreement), death, or disability or she resigns for “good reason” (as defined in the Option Agreement and the RSU Agreement), then, in each case, 100% of the then-unvested shares subject to the Option and RSUs shall accelerate. In addition, if within the first year of employment Ms. Fisher’s employment is terminated by Qualys without cause, she will be entitled to severance equal to six (6) months of her base salary and COBRA continuation coverage, subject to her entering into a severance agreement with and a general release of claims in favor of Qualys.

The foregoing summary of Ms. Fisher’s compensation is qualified in its entirety by reference to the text of her Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

There were no arrangements or understandings between Ms. Fisher and any other persons pursuant to which she was selected as the Company’s Chief Financial Officer. There are no family relationships between Ms. Fisher and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company has not entered into any transactions with Ms. Fisher that would require disclosure pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Ms. Fisher will enter into the Company’s standard form of indemnification agreement, a copy of which was previously filed on August 10, 2012 as Exhibit 10.10 to the Company’s Registration Statement on Form S-1 No. 333-182027.

Salary Increases and Bonuses Targets to Named Executive Officers

On April 28, 2016, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Qualys approved certain changes to the current compensatory arrangements with the named executive officers of Qualys for 2016. The following table shows the updated 2016 cash compensation arrangements for each of the named executive officers identified below which are effective as of April 28, 2016:

Name	Base Salary	Bonus Target	Target Cash
Philippe F. Courtot	$375,000	100.0%	$750,000
Sumedh S. Thakar	$325,000	50.0%	$487,500
Amer S. Deeba	$300,000	50.0%	$450,000
Bruce K. Posey	$275,000	50.0%	$412,500

Equity Grants

On April 28, 2016, the Board approved, based on the recommendation of the Compensation Committee, the following awards of RSUs and options to purchase shares of the Qualys Common Stock to the named executive officers identified below:

Name	Number of RSUs	Value of RSUs	Number of Options	Value of Options	Total Value
Philippe F. Courtot	—	$—	500,000	$5,500,000	$5,500,000
Sumedh S. Thakar	59,450	$1,500,000	136,000	$1,500,000	$3,000,000
Amer S. Deeba	19,817	$500,000	45,300	$500,000	$1,000,000
Bruce K. Posey	15,854	$400,000	36,300	$400,000	$800,000

The number of RSUs granted was determined by dividing the dollar amount by the average of the closing trading prices of Qualys Common Stock for the 30 days ending one week before the date of grant. The RSUs vest quarterly in equal installments over a four-year period after May 1, 2016, subject to continued service through each vesting date. The number of options granted was estimated by dividing the dollar amount by the Black-Scholes value of a single option approximated by using the assumptions Qualys uses for financial accounting purposes in the most recently completed fiscal quarter, but assuming the stock price and exercise price are the same 30-trading day average used for the RSU calculation. The options were granted with an exercise price equal to the closing price of the Qualys Common Stock on the date of grant, or $25.56, and vest monthly over a four-year period beginning on April 28, 2016, subject to continued service through each vesting date.

Corporate Bonus Plan Amendments

On April 28, 2016, the Board and the Compensation Committee approved certain changes to Qualys’ 2016 Corporate Bonus Plan (the “2016 Bonus Plan”) which will be effective for the Company’s second fiscal quarter of 2016. The 2016 Bonus Plan no longer uses Annual Subscription Value (“ASV”) as the sole metric for quarterly bonuses, and instead uses a combination of the following three metrics which are equally weighted: ASV growth from the same quarter in 2015, growth in revenue from the same quarter in 2015, and non-GAAP earnings per diluted share.

The 2016 Bonus Plan will be filed with the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2016.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter between Qualys and Melissa B. Fisher, dated April 15, 2016.

99.1	Press release issued by Qualys, Inc. dated May 2, 2016 regarding the Company’s financial results for the quarter ended March 31, 2016.

99.2	Press release issued by Qualys, Inc. dated May 2, 2016 regarding the appointment of Melissa Fisher to serve as Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALYS, INC.

By:	/s/ Philippe F. Courtot
Philippe F. Courtot Chairman, President and Chief Executive Officer

Date: May 2, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter between Qualys and Melissa B. Fisher, dated April 15, 2016.

99.1	Press release issued by Qualys, Inc. dated May 2, 2016 regarding the Company’s financial results for the quarter ended March 31, 2016.

99.2	Press release issued by Qualys, Inc. dated May 2, 2016 regarding the appointment of Melissa Fisher to serve as Chief Financial Officer.